UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2021 the board of directors (the “Board”) of RxSight, Inc. (the “Company”) increased the number of its authorized directors from seven to nine, and appointed Shweta Singh Maniar and Tamara Fountain, M.D. to fill the two newly created openings on the Board, effective December 31, 2021 and January 1, 2022, respectively. Ms. Maniar will serve on the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”), and Dr. Fountain will serve on the Audit Committee of the Board (the “Audit Committee”).

Ms. Maniar, age 38, has served as Global Leader, Healthcare & Life Sciences Solutions, Google Cloud - BioPharma at Google, where she leads vision, strategy, and execution of Google Cloud's industry product strategy and go-to-market model. Prior to joining Google, from November 2013 to June 2018, she contributed as an executive at Genentech, where she led market growth strategies relevant to technology accelerators for therapies and diagnostics. For more than a year previously, Ms. Maniar served as Director for the Center of Minimally Invasive Therapeutics at Summa Health. Earlier in her career, Ms. Maniar spent several years in a research capacity at the Cleveland Clinic and the Austen BioInnovation Institute in Akron, where she was primarily focused on medical devices and minimally invasive therapeutics. She currently serves on the board of directors of SeaSpine Holdings Corporation and is a member of the Compensation Committee. Ms. Maniar holds a B.A. in Economics from the University of California, San Diego.

Dr. Fountain, age 59, is a practicing ophthalmologist, having maintained a private practice, Ophthalmology Partners, Ltd., on Chicago’s North Shore since December 2000. Dr. Fountain served as the 2021 President of the American Academy of Ophthalmology, the world’s largest association of eye physicians and surgeons, and was named to the board of directors of the American Board of Ophthalmology in January 2022. She has served on faculty at Rush University Medical Center in Chicago since May 1998 where she is a professor of ophthalmology and section chair emeritus of ophthalmic plastic and reconstructive surgery. Dr. Fountain was chair for Alumni Fund Giving at Harvard Medical School from January 2016 to June 2019 and served as President of the American Society of Ophthalmic Plastic and Reconstructive Surgery in 2018. She served 15 years on the board of directors of Ophthalmic Mutual Insurance Company (OMIC), the largest professional liability insurer of ophthalmologists in the United States by market share. At the end of her term, Dr. Fountain was elected OMIC’s first woman chair of the Board and chair of the audit committee, serving from January 2014 to December 2015. She was President of the Illinois Society of Eye Physicians and Surgeons from January 2002 to December 2005. Dr. Fountain received her B.A. in Human Biology from Stanford University in 1984, her M.D. from Harvard Medical School in 1988, and in 1992 completed her residency in ophthalmology at Johns Hopkins Hospital’s Wilmer Eye Institute. We believe Dr. Fountain is qualified to serve on the Board because of her experience as a practicing ophthalmologist and her leadership roles in the ophthalmology field.

As a non-employee director, Ms. Maniar will be entitled to receive nondiscretionary, automatic grants of restricted stock units and standard annual cash retainers for membership on the Board and the respective committees under the Company’s Outside Director Compensation Policy, as follows: an annual cash retainer of $45,000 for service on the Board; an annual cash retainer of $5,000 for service on the Nominating Committee; an initial award of restricted stock units covering a number of shares of the Company’s common stock (“RSUs”) having a grant date fair value as determined in accordance with U.S. generally accepted accounting principles (“Value”) of $217,500, which award was granted on January 3, 2022, the first trading date on or following December 31, 2021, and will vest on an annual basis ratably over three years (subject to Ms. Maniar remaining a non-employee director through the applicable vesting date); and an annual award of RSUs having a Value of $145,000 (provided that the annual award granted to Ms. Maniar in 2022 will be prorated based on the number of full months between December 31, 2021 and the date of the annual meeting of the Company’s stockholders for 2022), which award will be granted on the first trading date immediately following the annual meeting of the Company’s stockholders for 2022 and will vest in full on the earlier of the one-year anniversary of the grant date or the date of the annual meeting of the Company’s stockholders next following the grant date (subject to Ms. Maniar remaining a non-employee director through the applicable vesting date).

Dr. Fountain will receive no compensation under the Company’s Outside Director Compensation Policy, or any other compensation from the Company, during the year ending December 31, 2022, in compliance with the policies and procedures of the American Academy of Ophthalmology, and there are no separate arrangements between Dr. Fountain and the Company pertaining to compensation for her service on the Board or any committee thereof.

The Company also entered into indemnification agreements with each of Ms. Maniar and Dr. Fountain in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between either Ms. Maniar or Dr. Fountain, on the one hand, and any director or executive officer of the Company, on the other hand, and neither was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Neither Ms. Maniar nor Dr. Fountain has engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On January 4, 2022, the Company issued a press release announcing the appointments of Dr. Fountain and Ms. Maniar as directors. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Updates to Outside Director Compensation Policy

On December 8, 2021, the Board approved certain updates to the Company’s Outside Director Compensation Policy, including an increase in the annual cash retainer for each non-employee director from $40,000 to $45,000, an increase in the initial award of RSUs granted to each non-employee director from a Value of $125,000 to a Value of $217,500, and an increase in the annual award of RSUs granted to each non-employee director from a Value of $125,000 to a Value of $145,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit number	Description
99.1	Press Release dated January 4, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	January 4, 2022	By:	/s/ Ron Kurtz, M.D.
Ron Kurtz, M.D. President & Chief Executive Officer